UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 7.01    Regulation FD Disclosure.

Basic Energy Services, Inc. (the “Company”) is engaged in advanced conversations with lenders to secure a new, up-to $150 million 5-year revolving credit facility secured by accounts receivable, inventory and certain related assets (the “New ABL Facility”). In the event the New ABL Facility becomes effective, the New ABL Facility will replace the existing $120 million asset-based credit facility. There can be no assurance that the New ABL Facility will become effective.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company under the Securities Exchange Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 8.01    Other Events.

On February 28, 2018, the Company issued a press release announcing that the Company intends to offer $300 million aggregate principal amount of senior secured notes due 2023 in a private placement, not registered under the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 constitutes an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	99.1	Press release dated February 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: February 28, 2018	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

3